EXHIBIT 10.21

FIRST LEASE MODIFICATION AGREEMENT

THIS FIRST LEASE MODIFICATION AGREEMENT, made and entered into this      day of                          , 2006, by and between FIRST INDUSTRIAL TEXAS LP, a Delaware limited partnership (hereinafter called “Landlord”), and Liquidity Services, Inc., a Delaware corporation (hereinafter called “Tenant”).

WHEREAS, by Lease Agreement, dated February 2, 2005, FIRST INDUSTRIAL TEXAS LP, a Delaware limited partnership as Landlord, leased to Tenant certain premises (the “Premises”) totaling 49,883 square feet situated at 12750 Perimeter Drive, Suite 154, Dallas, Texas, 75228.

NOW, THEREFORE, in consideration of the mutual promises given one to the other, the Parties hereto intending to be legally bound, do hereby covenant and agree as follows:

1.                                 This First Lease Modification Agreement is subject to Landlord’s completion and acceptance of a Lease Termination Agreement with Club Sports of North Texas, Inc. for the premises located at 12750 Perimeter Drive, Suite 144, prior to April 3, 2006.  The Lease Termination Agreement will terminate the Club Sports of North Texas, Inc. Lease on May 31, 2006.

2.                                 Said Lease Agreement, dated February 2, 2005, covering the Premises is hereby extended for an additional term of Thirty-nine (39) months commencing May 1, 2008 and expiring July 31, 2011.

3.                                 Said Lease Agreement, dated February 2, 2005, is hereby amended to include an additional 30,641 square feet (“Expansion Space”) for a term of Sixty-two (62) months commencing June 1, 2006, and expiring July 31, 2011, for a total of 80,524 square feet (Exhibit A).

4.                                 Tenant’s Proportionate Share is amended to 45.1874% of the building.

5.                                 Tenant agrees to pay to Landlord during the extended lease period set out above, rental as follows, payable on or before the first (1st) day of each month in advance during the period of June 1, 2006 through July 31, 2011.

Lease Period	Monthly Net Rent Existing Space (49,883 sq. ft.)	Monthly Net Rent Expansion Space (30,641 sq. ft.)	Total Monthly Base Rent (80,524 sq. ft.)	Per Square Foot
06/01/06 – 07/31/06	$10,392.29	$0.00	$10,392.29	$1.55
08/01/06 – 04/30/07	$10,392.29	$7,021.90	$17,414.19	$2.60
05/01/07 – 04/30/08	$11,431.52	$7,021.90	$18,453.42	$2.75
05/01/08 – 04/30/09	$11,847.21	$7,277.24	$19,124.45	$2.85
05/01/09 – 04/30/10	$12,262.90	$7,532.58	$19,795.48	$2.95
05/01/10 – 07/31/11	$12,678.60	$7,787.92	$20,466.52	$3.05

6.                                 Landlord agrees to perform the following at its sole cost and expense;

•        Addition of one (1) ramp to dock door

•        Addition of one (1) new dock leveler

•        Repair of two (2) existing dock levelers

•        Addition of five (5) metal halide lights to expansion space

•        New paint and carpet for approximately 1,106 square feet of expansion space office area

•        Demo existing pedestrian ramp

•        Install a 10’x10’ opening in the demising wall

•        Put the two existing exhaust fans in good working order

7.                                 Security/Damage Deposit is amended to $25,328.80 ($15,089.60 on file from previous lease plus additional security deposit of $10,239.20 due from Tenant).

8.                                 Tenant shall continue to pay its pro rata share of all Common Area Maintenance (CAM) charges throughout the extended lease term, currently estimated to be $.96 per square foot, or $6,441.92 per month for the 2006 Calendar year.

9.                                 Except as herein extended and amended, all terms and conditions of the Lease Agreement dated February 2, 2005, shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this First Lease Modification Agreement in triplicate the day and year first written above.

TENANT:	LANDLORD:

Liquidity Services, Inc.	First Industrial Texas LP, a Delaware limited partnership
A Delaware Corporation

By:	By:	FR Texas GP, LLC, a Delaware limited liability
William P. Angrick III		company, its sole general partner
Chairman & CEO
	By:	First Industrial, L.P., a Delaware limited partnership,
its sole member

Date:	By:	First Industrial Realty Trust, Inc., its general partner

By:
Royal Pratt
Vice President — Operations and Leasing

Date:

Exhibit A

Initial Here